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                           SOUTHWEST GAS CORPORATION                 EXHIBIT D-1




June 6, 2002



Docket Control
Arizona Corporation Commission
1200 West Washington Street
Phoenix, AZ 85007-2996

Re: Application for Approval of Acquisition Plan and, if Appropriate, Waiver of Selected
         Provisions of the Affiliate Rules

Southwest Gas Corporation (Southwest) herewith submits for filing an original and ten copies of the above-referenced Application. Certain portions of the Appendix to the Application deemed to be confidential have been redacted. Unredacted copies are being provided to Arizona Corporation Commission Regulatory Operations Staff and the Residential Utility Consumer's Office.

Very truly yours,


/s/ Debra S. Jacobson


Debra S. Jacobson
Director/Government and State Regulatory Affairs

Enclosures



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                           SOUTHWEST GAS CORPORATION                 EXHIBIT D-1


                                              June 6, 2002



Chairman William A. Mundell
Commissioner Jim Irvin
Commissioner Marc Spitzer
Arizona Corporation Commission
1200 West Washington Street
Phoenix, Arizona  85007

Re: APPLICATION FOR APPROVAL OF ACQUISITION PLAN AND, IF APPROPRIATE, WAIVER OF SELECTED PROVISIONS OF THE AFFILIATE RULES

Dear Commissioners:

         Southwest Gas Corporation ("Southwest") respectfully applies for approval of an acquisition plan, by the terms of which, inter alia, Southwest would succeed to the ownership of Black Mountain Gas Company ("Black Mountain"), facilities of which are utilized to provide natural gas and propane service within the state of Arizona as a public service corporation ("Public Service Corporation") within the contemplation of ss. 3 of Article XV of Arizona's Constitution.

                                   Background

1. Southwest, a California corporation, is a Public Service Corporation, and Southwest is certificated by the Arizona Corporation Commission ("Commission") to provide natural gas service within the state of Arizona.

2. Black Mountain, a Minnesota corporation, is a Public Service Corporation, and Black Mountain is certificated by the Commission to provide natural gas and propane service within the state of Arizona.

3. Xcel Energy Inc. ("Xcel"), a Minnesota corporation, owns one hundred percent [100%] of the outstanding shares of stock ("Shares") in Black Mountain.

4. Southwest and Xcel have executed a stock purchase agreement ("Stock Purchase Agreement") by the terms of which, inter alia, Southwest has agreed to purchase and Xcel has agreed to sell the Shares. The Appendix to this Application is a copy of the Stock Purchase Agreement.

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[SOUTHWEST GAS CORPORATION LOGO]

Chairman William A. Mundell
Commissioner Jim Irvin
Commissioner Marc Spitzer
June 6, 2002
Page 2



                       Components of the Acquisition Plan

5. Southwest's acquisition of the Shares requires Commission permission pursuant to A.R.S.ss. 40-285.D, which provides as follows:

                  D. A public service corporation shall not purchase, acquire, take or hold any part of the capital stock of any other public service corporation organized or existing under the laws of this state without a permit from the commission.

6. Southwest's acquisition of the Shares may constitute the utilization of "utility funds to form a subsidiary" within the contemplation of A.A.C. R14-2-804.B.3 and, accordingly, either Commission prior approval or waiver may be required.

7. Southwest's acquisition of the Shares may constitute the organization of a Holding Company within the contemplation of A.A.C. R-14-3-803 and, for that reason, either Commission approval or waiver may be required.

8. Under the Acquisition Plan, Southwest intends to own the Shares for a limited period of time [i.e., no more than twelve (12) months subsequent to consummation of the Stock Purchase Agreement] prior to having all of the assets of Black Mountain transferred to Southwest and dissolving Black Mountain; accordingly, Commission approval is required to have the assets of Black Mountain transferred to Southwest by virtue of A.R.S. ss. 40-285.A and Commission approval or waiver may be required by virtue of A.A.C. R14-3-804.B.3 for the reason that the dissolution may constitute the divestiture of an "established subsidiary."

9. Southwest's acquisition of the Shares, the subsequent transfer of Black Mountain's assets to Southwest and the dissolution of Black Mountain are referred to collectively in this Application as the "Acquisition Plan."

      Rates, Charges and Terms and Conditions of Service Post-Consummation

10. Under the Acquisition Plan, Black Mountain's current margin rates would remain in effect unless and until changed in the next general rate case. If the transfer of Black Mountain's assets to Southwest and the dissolution of Black Mountain were not to have
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[SOUTHWEST GAS CORPORATION LOGO]

Chairman William A. Mundell
Commissioner Jim Irvin
Commissioner Marc Spitzer
June 6, 2002
Page 3

         occurred at the time of the filing of an application in the next general rate case by either Southwest or Black Mountain, the filing would be made on a consolidated basis in order to have uniform rates established for Southwest and the Cave Creek Division of Black Mountain.

11. Under the Acquisition Plan, the gas cost balancing accounts of Southwest and the Cave Creek Division of Black Mountain would be combined and Southwest's gas cost rates would be applicable in the Cave Creek Division.

12. Under the Acquisition Plan, except as provided in paragraph no. 10 above, all of Southwest's charges and terms and conditions of service would be applicable in the Cave Creek Division of Black Mountain; and, in the Page Division, Black Mountain's current charges and terms and conditions of service would continue unless and until changed in the next general rate case.

13. Under the Acquisition Plan, Southwest would ensure that any and all commitments made by Black Mountain prior to consummation of the Stock Purchase Agreement including, without limitation, commitments associated with customer deposits and line extension advances, are honored by Southwest and Black Mountain.

14. Under the Acquisition Plan, Southwest would ensure that all of the terms and conditions associated with franchises granted to Black Mountain by any municipality or county are adhered to by Southwest and Black Mountain prior to the dissolution of Black Mountain and by Southwest subsequent to the dissolution of Black Mountain.

                               Propane Facilities

15. In addition to the facilities utilized by Black Mountain to provide propane service as a Public Service Corporation, Black Mountain owns and operates facilities to provide a propane service which is not subject to Commission jurisdiction. Specifically, the facilities are the trucks and appurtenant facilities utilized to deliver propane other than through pipeline facilities. It is Southwest's intention to dispose of all of the propane facilities, both the Commission-jurisdictional facilities as well as the non-utility facilities, as soon as practicable post-consummation and no later than twelve (12) months following consummation of the Stock Purchase Agreement. As contemplated by A.R.S. ss. 40-

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[SOUTHWEST GAS CORPORATION LOGO]

Chairman William A. Mundell
Commissioner Jim Irvin
Commissioner Marc Spitzer
June 6, 2002
Page 4

         285.A, Southwest intends to seek, by separate application, Commission approval of any transfer of Commission-jurisdictional facilities.

                   Commission Approval of the Acquisition Plan

16.               Within the contemplation of A.R.S. ss. 40-285.D and ss.
         40-285.A, respectively, the Commission is requested to permit Southwest to acquire the Shares and to authorize the subsequent [i.e., within twelve (12) months following consummation of the Stock Purchase Agreement] transfer of Black Mountain's assets to Southwest including, inter alia, the certificates of public convenience and necessity granted to Black Mountain by the Commission.

17. Within the contemplation of A.A.C. R14-2-804.B.3, to the extent required, the Commission is requested to approve Southwest's acquisition of the Shares and the subsequent [i.e., within twelve (12) months following consummation of the Stock Purchase Agreement] dissolution of Black Mountain.

18. Within the contemplation of A.A.C. R14-2-803, to the extent required, the Commission is requested to approve the organization of a Holding Company for the limited purpose set forth in the Acquisition Plan.

19. In the alternative, with respect to A.A.C. R14-2-804.B.3 and R14-2-803, Southwest requests that the Commission waive compliance pursuant to A.A.C. R14-2-806.A. The requested waiver is in the public interest.

20. Insofar as approval is sought, within the contemplation of A.A.C. R14-2-803 and R14-2-804.B.3, implementation of the Acquisition Plan (a) would not impair the financial status of Southwest, (2) would not otherwise prevent Southwest from attracting capital at fair and reasonable terms and (3) would not impair the ability of Southwest to provide safe, reasonable and adequate service.

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[SOUTHWEST GAS CORPORATION LOGO]

Chairman William A. Mundell
Commissioner Jim Irvin
Commissioner Marc Spitzer
June 6, 2002
Page 5

                                  Communication

         Communications regarding this Application should be addressed to:

         SOUTHWEST GAS CORPORATION

         Edward S. Zub
         Southwest Gas Corporation
         P.O. Box 98510
         Las Vegas, NV 89193-8510
         Tel: 702-876-7324
         Fax: 702-364-3392
         E-mail: ed.zub@swgas.com

         Andrew W. Bettwy
         Southwest Gas Corporation
         P.O. Box 98510
         Las Vegas, NV 89193-8510
         Tel: 702-876-7107
         Fax: 702-252-7283
         E-mail: andy.bettwy@.swgas.com

         XCEL ENERGY

         John Reiber
         Black Mountain Gas Company
         P.O. Box 427
         Cave Creek, AZ 85327
         Tel: 480-488-3402 x213
         Fax: 480-488-1678
         E-mail: iohn.reiber@xcelenergy.com

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[SOUTHWEST GAS CORPORATION LOGO]

Chairman William A. Mundell
Commissioner Jim Irvin
Commissioner Marc Spitzer
June 6, 2002
Page 6

         Timothy Berg
         Theresa Dwyer
         Fennemore Craig, P.C.
         3003 North Central Avenue
         Suite 2600
         Phoenix, AZ 85012
         Tel: 602-916-5421
         Fax: 602-916-5621
         E-mail:  tberg@fclaw.com
                  tdwyer@fclaw.com

                                   Conclusion

         For all of the foregoing reasons, the Commission is urged to conclude that approval of the implementation of the Acquisition Plan, with or without the requested waiver, (1) would not impair the financial status of Southwest, (2) would not otherwise prevent Southwest from attracting capital at fair and reasonable terms and (3) would not impair the ability of Southwest to provide safe, reasonable and adequate service.

         Southwest urges the Commission to proceed as expeditiously as practicable with the processing of this Application.

                                        Respectfully,


                                        /s/ Edward S. Zub


                                        Edward S. Zub
                                        Executive Vice President/
                                        Consumer Resources & Energy Services

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STATE OF NEVADA                       )
                                      )     ss.    V E R I F I C A T I O N
COUNTY OF CLARK                       )


         I, Edward S. Zub, Executive Vice President/Consumer Resources & Energy Services of Southwest Gas Corporation ("Southwest"), having been first duly sworn, hereby state upon oath as follows:

         1. I am authorized by Southwest to make the statements set forth in this Verification;

         2. I have read the foregoing Application for Approval of Acquisition Plan and, If Appropriate, Waiver of Selected Provisions of the Affiliate Rules; and

         3. To the best of my knowledge, information and belief, all of the statements made in the foregoing Application for Approval of Acquisition Plan and, If Appropriate, Waiver of Selected Provisions of the Affiliate Rules are true, complete and correct.

         FURTHER AFFIANT SAYETH NAUGHT.

                                            /s/ Edward S. Zub
                                            -----------------------------------
                                                       Edward S. Zub

         SUBSCRIBED and SWORN to before me by Edward S. Zub this 6th day of June, 2002.

My commission expires:                      /s/ Charlotte Ann Ramsay
                                            -----------------------------------
Jan. 31, 2006                                          Notary Public
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[SOUTHWEST GAS CORPORATION LOGO]

Chairman William A. Mundell
Commissioner Jim Irvin
Commissioner Marc Spitzer
June 6, 2002
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